UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report –April 22, 2005

(Date of earliest event reported)

PREMIER ENTERTAINMENT BILOXI LLC

(Exact name of registrant as specified in its charter)

Delaware	333-114339	20-0495680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 Lameuse St., Suite 104, Biloxi,	MS 39530
(Address of principal executive offices)	(Zip Code)

Area Code (228) 374-7625

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 24.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 19, 2005, Premier Entertainment Biloxi LLC (the “Company”), entered into a Commitment Letter for a  $10 million Senior Secured Reducing Line of Credit Facility (“Credit Facility”) with Hibernia National Bank (“Lead Arranger”) and ORIX Financial Services, Inc. (“Lender”). The Credit Facility will be secured by a first and only priority perfected security interest in certain collateral.

As set forth in the Commitment Letter, the total term is for a period of sixty-six months with the initial funding period defined as the earlier of six months from the date of the first advance of the initial funding or December 31, 2005 and the secondary funding period defined as the earlier of twelve months following the opening of the Hard Rock Hotel & Casino Biloxi for business to the public or eighteen months from the date of the first advance of the initial funding period.

The Company will have an option to choose the pricing of either one, two, three, or six month LIBOR plus a margin of 4.25% or Prime Rate plus 1.25%.

There are no material relationships between the Company or its affiliates and the Lead Arranger or the Lender other than in respect of the Credit Facility.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits. The following exhibit is being filed herewith:

2.1                                 Commitment Letter by and among Premier Entertainment Biloxi LLC and Hibernia National Bank and ORIX Financial Services dated April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 22, 2005	Premier Entertainment Biloxi LLC

	By:	/s/ Gregory J. Bosarge
Gregory J. Bosarge
Vice President and Chief Financial Officer